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                                    UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549
                                   ______________

                                     FORM 8-A/A

                       FOR REGISTRATION OF CERTAIN CLASSES OF
                    SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                       OF THE SECURITIES EXCHANGE ACT OF 1934


                         AMERICAN NATIONAL FINANCIAL, INC.
              (Exact name of registrant as specified in its charter)


           California                                     33-0731648
    -----------------------                           -----------------
    (State of incorporation                            (I.R.S. Employer
       or organization)                               Identification No.)


17911 Von Karman, Suite 200, Irvine, California              92614
-----------------------------------------------            ----------
(Address of principal executive offices)                   (Zip Code)

      Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                     Name of each exchange on which
     to be so registere                      each class is to be registered

            None                                      Not Applicable
      -----------------                       -----------------------------


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c). check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d). check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-62353.

       Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value
                           ---------------------------
                                 (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     This registration statement relates to the registration with the Securities and Exchange Commission of shares of common stock, no par value (the "Common Stock"), of American National Financial, Inc. (the
"Registrant"). The description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock" in the Prospectus constituting a part of the Registrant's Registration Statement on Form S-1 (No. 333-62353) as filed with the Securities and Exchange Commission on August 27, 1998, and as amended from time to time, and such description is incorporated herein by this reference.

ITEM 2.   EXHIBITS.

 Exhibit
 Number                       Description
 -------                      ------------
  3.1           Amended and Restated Articles of Incorporation of the
                Registrant.*

  3.2           Bylaws of the Registrant, as amended.*

  4.1           Specimen Common Stock Certificate.*


______________
* Incorporated by reference to the similarly numbered exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-62353) filed with the Securities and Exchange Commission on August 27, 1998, as amended from time to time.


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                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: January 27, 1999          AMERICAN NATIONAL FINANCIAL, INC.


                                 By:  /s/ MICHAEL C. LOWTHER
                                    -------------------------------------------
                                    Michael C. Lowther, Chief Executive Officer



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